POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK, TRINA SANDOVAL, and JOHNPAUL S. VAN MAELE, or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
The Variable Annuity Life Insurance	Under the Securities Act of 1933:
Company Separate Account A	333-170476	002-96223	333-137942	333-201803
	002-32783	333-124398	033-75292	333-220957
	333-49232	333-202700	333-201800
Under the Investment Company Act of 1940:
811-03240

POWERS OF ATTORNEY

Signature	Title	Date

/s/ CHRISTOPHER B. SMITH	Director, Chairman of the Board, and President	April 16, 2024
CHRISTOPHER B. SMITH	(Principal Executive Officer)

/s/ CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and Chief Financial Officer	April 10, 2024
CHRISTOPHER P. FILIAGGI	(Principal Financial Officer) (Principal Accounting Officer)

/s/ TERRI N. FIEDLER	Director	April 11, 2024
TERRI N. FIEDLER

/s/ TIMOTHY M. HESLIN	Director	April 11, 2024
TIMOTHY M. HESLIN

/s/ LISA M. LONGINO	Director	April 11, 2024
LISA M. LONGINO

/s/ JONATHAN J. NOVAK	Director	April 12, 2024
JONATHAN J. NOVAK

/s/ BRYAN A. PINSKY	Director	April 10, 2024
BRYAN A. PINSKY

/s/ ELIZABETH B. CROPPER	Director	April 16, 2024
ELIZABETH B. CROPPER